Exhibit 10.6

CORPORATE GUARANTY

This Corporate Guaranty (“Guaranty”) is issued effective June 22, 2016, by Sysorex Global, Inc., a Nevada corporation with offices located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303 (“Guarantor”) to induce Avnet, Inc., a New York corporation with offices at 2211 S. 47th Street, Phoenix, AZ 85034 and its subsidiaries and affiliates listed in Exhibit A (“Avnet”) to extend credit to Guarantor’s affiliates and subsidiaries listed in Exhibit B (“Debtor”).

1.	In consideration for Avnet extending credit from time to time to the Debtor, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor unconditionally guarantees to Avnet the prompt and full payment and performance of any and all present and future duties, liabilities, obligations and indebtedness owing to Avnet by the Debtor as and when the same will in any manner be or become due, either according to the terms and conditions of any agreement, extensions, renewals, modifications, supplements or amendments thereto or any other written instruments, promissory notes, security agreements, credit agreements, purchase orders or invoices (collectively, the “Guaranteed Obligations”). Guarantor agrees, on demand, to reimburse Avnet for all expenses, collection charges, costs and attorneys' fees incurred in collecting or enforcing any of the obligations of the Debtor or Guarantor's obligations under this Guaranty.

2.	Guarantor agrees that this Guaranty shall not be affected or impaired by any modification, supplement, extension, amendment, release or other alteration of any agreement between Avnet and the Debtor relating to the Guaranteed Obligations. The liability of the Debtor is primary, direct, unconditional and enforceable without prior resort to any other right, remedy or security.

3.	This Guaranty shall continue in force until Guarantor receives written notice from Avnet terminating this Guaranty as to future transactions and until all Guaranteed Obligations are fulfilled. Guarantor further agrees that to the extent Debtor makes a payment or payments to Avnet, which payment or payments or any part are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligation or part intended to be satisfied shall be revived and continued in full force and effect as if the payment had not been made.

4.	Guarantor shall not exercise, plead or enforce any right of contribution, reimbursement, recourse, subrogation available to Guarantor as to any Guaranteed Obligations.

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5.	Guarantor waives any defenses, claims, setoffs, and discharges of Debtor, or any other obligor, pertaining to any of the Guaranteed Obligations, except the defense of discharge by satisfaction in full of the Guaranteed Obligations. Without limiting the generality of the foregoing, Guarantor shall not assert, plead or enforce against Avnet any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability, which may be available to Debtor or any other person liable in respect of any of the Guaranteed Obligations. Guarantor expressly agrees that Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing any of the Guaranteed Obligations, whether or not the liability of Debtor or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting Debtor or any of its assets. Guarantor shall not assert, plead or enforce against Avnet any claim, defense or setoff available to Guarantor against Debtor.

6.	Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and production of any instrument evidencing the Guaranteed Obligations.

7.	Subject to the terms contained within the Subordination Agreement between Western Alliance Bank and Avnet effective June 22, 2016, and Security Agreement between Sysorex USA, Sysorex Global, Inc. and Avnet effective June 22, 2016, Guarantor agrees that any indebtedness of Debtor now or hereafter held by Guarantor will be subordinated to the Guaranteed Obligations and, after a default under any agreement or any other document or instrument evidencing or securing the Guaranteed Obligations, any such indebtedness of Debtor shall be collected, enforced and received by Guarantor, as trustee for Avnet, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

8.	Guarantor waives any and all benefits and defenses of all suretyship defenses otherwise available to Guarantor, including, without limitation, the right to require Avnet to: (a) proceed against Debtor or any other guarantor; (b) proceed against or exhaust any collateral Avnet may hold; (c) present any instrument evidencing the Guaranteed Obligations, or (c) pursue any other right or remedy for Guarantor’s benefit. Avnet may, at its option, proceed directly, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Debtor or any other person, or foreclosing upon, selling or otherwise disposing of or collecting or applying against any collateral for the Guaranteed Obligations.

9.	This Guaranty is accepted and becomes effective in the State of Arizona and shall be governed by the laws and decisions of the State of Arizona. Guarantor submits to the personal jurisdiction of the State Courts of Arizona or the Federal Courts in Arizona upon service of process in accordance with the laws of the State of Arizona. Nothing, however, shall affect the right of Avnet to commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction. This Guaranty shall inure to the benefit of Avnet and its successors and assigns and shall be binding upon the Guarantor and its successors and assigns.

10.	Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by Guarantor and Avnet.

11.	So long as any of the Guaranteed Obligations remain outstanding, Guarantor agrees and covenants not to sell, convey, transfer, assign, encumber, hypothecate or pledge any of its equity or ownership interest in Debtor (whether direct or indirect) to any person or entity.

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12.	Guarantor represents and warrants to Avnet: (a) Guarantor executed this Guaranty without any intent to hinder, delay, or defraud any current or future creditor of Guarantor; (b) Guarantor is not insolvent and will not become insolvent as a result of the execution of this Guaranty; (c) Guarantor is not engaged and is not about to engage in any business or transaction for which any property remaining with Guarantor has an unreasonably small capital or for which the remaining assets of Guarantor were unreasonably small in relation to the business of Guarantor or the transaction contemplated by this Guaranty; (d) Guarantor does not intend to incur, and does not believe or reasonably should not believe that Guarantor will incur, debts beyond Guarantor’s ability to pay such debts as they become due; (e) has power to enter into this Guaranty; (f) Guarantor has been fully authorized to execute and deliver this Guaranty, (h) this Guaranty constitutes a valid and legally binding obligation of Guarantor enforceable against Guarantor in accordance with its respective terms, and (h) the execution and delivery of this Guaranty, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Guarantor, or of any restriction or of any agreement or instrument to which Guarantor is now a party and does not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Guarantor contrary to the terms of any instrument or agreement to which Guarantor is a party or by which it is bound.

Sysorex Global, Inc.

/s/ Nadir Ali
Authorized Signatory

Nadir Ali
Printed Name

CEO
Title

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EXHIBIT A

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EXHIBIT B

Sysorex USA, a California Corporation

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